Exhibit 10.4
AWARD FORFEITURE AGREEMENT

THIS AWARD FORFEITURE AGREEMENT (the “Agreement”) is entered into as of [_________________], 2020 (the “Effective Date”), by and between Citrix Systems, Inc. (the “Company”), and [_________] (the “Holder”).

RECITALS

WHEREAS, on February 15, 2019, the Company granted Holder a target award of [_______] restricted stock units (the “Award”) pursuant to the Global Restricted Stock Unit Agreement (Long Term Incentive) (the “RSU Agreement”) under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”), which Award remains unvested;

WHEREAS, the number of restricted stock units subject to the Award was adjusted after the date of grant to reflect the payment of certain cash dividends by the Company on its outstanding shares of common stock (the “Dividend Adjustments”); and

WHEREAS, Holder has agreed to forfeit the Award in its entirety, including the Dividend Adjustments, in exchange for $100 cash consideration.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.Agreement to Forfeit the Award. In exchange for $100 (the “Consideration”), the Holder hereby (i) acknowledges that the Award is not vested in full or in part; and (ii) agrees and acknowledges that this Agreement cancels the Award in its entirety, including the Dividend Adjustments. As of the Effective Date, the Award is null and void, and the Holder fully and forever releases the Company from any and all liability under or with respect to the RSU Agreement, the Award and the Dividend Adjustments.

2.Sufficiency of Consideration. The Company and Holder acknowledge that the Consideration hereunder is good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Agreement.

3.Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Florida and agree that such litigation shall be conducted in the courts of Broward County, Florida, or the federal courts for the United States for the Southern District of Florida.

4.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of Holder.

5.Counterparts; Entire Agreement. This Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals written, oral or electronic relating to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

CITRIX SYSTEMS, INC.

By: ________________________________
Name:
Title:

HOLDER:

[______________]

____________________________________